Exhibit 10.1

THIRD AMENDMENT

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

by

ONCOR ELECTRIC DELIVERY COMPANY LLC,

as Grantor

to and for the benefit of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

Dated as of November 10, 2011

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIRD AMENDMENT

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS THIRD AMENDMENT TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is executed to be dated as of November 10, 2011, by ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company (“Grantor”), having an organizational identification number of 4435668 and an office at 1616 Woodall Rodgers Fwy., Dallas, Texas 75202, Attention: Treasurer, to and for the benefit of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to The Bank of New York Mellon, formerly The Bank of New York), as Collateral Agent and Trustee (“Collateral Agent” and “DOT Trustee”) under the Deed of Trust (as defined below), whose address is The Bank of New York Mellon Trust Company, N.A., c/o Corporate Trust Department, 601 Travis, 16th Floor, Houston, Texas 77002.

RECITALS:

A. Grantor executed and delivered that certain Deed of Trust, Security Agreement and Fixture Filing dated as of May 15, 2008 to the Collateral Agent, which was filed of record with the Texas Secretary of State pursuant to Chapter 261 of the Texas Business and Commerce Code on May 15, 2008 under file number 08-0016750724 and which has been amended by (i) that certain First Amendment to Deed of Trust, Security Agreement and Fixture Filing dated as of March 2, 2009, which was filed of record with the Texas Secretary of State on March 13, 2009 under file number 09-00072022; and (ii) that certain Second Amendment to Deed of Trust, Security Agreement and Fixture Filing dated as of September 3, 2010, which was filed of record with the Texas Secretary of State on September 10, 2010 under file number 10-00262957 (as so amended, the “Deed of Trust”); and, effective as of March 31, 2011, The Bank of New York Mellon (formerly known as The Bank of New York) resigned as Collateral Agent and DOT Trustee under the Deed of Trust and The Bank of New York Mellon Trust Company, N.A. was appointed as successor Collateral Agent and DOT Trustee under the Deed of Trust, pursuant to and in accordance with Section 17 of the Deed of Trust, as referred to in that certain Notice of Resignation and Appointment of Collateral Agent dated as of October 21, 2011, which was filed of record with the Texas Secretary of State on October 24, 2011 under file number 11-00311146.

B. Pursuant to Section 7.1 of the Deed of Trust, Grantor wishes to amend the Deed of Trust as hereinafter provided.

C. Grantor has furnished to the Collateral Agent an Officer’s Certificate and an Opinion of Counsel pursuant to Section 25 of the Deed of Trust.

D. Grantor has duly authorized the execution and delivery of this Amendment and hereby requests the Collateral Agent to execute and deliver this Amendment.

E. All things necessary to make this Amendment a valid and binding agreement of the Grantor and an amendment to the Deed of Trust in accordance with its terms have been done and performed.

AGREEMENT:

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Grantor and Collateral Agent hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment shall have the same meaning as ascribed to such terms in the Deed of Trust unless defined otherwise herein.

2. Amendments.

(a) The definition of “Available Bond Credits” in Section 1 of the Deed of Trust is hereby deleted in its entirety and the following is inserted in lieu thereof:

““Available Bond Credits” as of the Execution Date equals $2,241,394,604. Thereafter, Available Bond Credits shall be (a) increased by the principal amount of Obligations (other than Deed of Trust Obligations) paid, retired or cancelled or for the payment of which money has been deposited with the applicable Secured Party Representative, and (b) decreased by the principal amount of Additional Obligations secured pursuant to Section 22.3 hereof.”

(b) Subsection 20.4 of the Deed of Trust is hereby deleted in its entirety and the following is inserted in lieu thereof:

“20.4 Release of Minor Properties. Notwithstanding the provisions of Sections 20.2 and 20.3, unless an Event of Default shall have occurred and be continuing, Grantor may obtain the release from the Lien of this Deed of Trust of any part of the Mortgaged Property, or any interest therein, and Collateral Agent shall whenever from time to time requested by Grantor in a Grantor Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any provisions of Sections 20.2 and 20.3, release from the Lien of this Deed of Trust all the right, title and interest of Collateral Agent and Secured Parties in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 20.4 in such calendar year, shall not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percent (3%) of the aggregate principal amount of the Obligations then Outstanding. Prior to the granting of any such release, there shall be delivered to Collateral Agent (x) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (y) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section 20.4 in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to Grantor of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Deed of Trust. On or before December 31st of each calendar year, Grantor shall deposit with Collateral Agent an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to Grantor of any particular property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to Collateral Agent, have been deposited with the trustee or other holder of a Lien prior to the Lien of this Deed of Trust in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of Grantor, by the items specified in clause (d) in the first paragraph of Section 20.2 subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 20.2. Any cash deposited with Collateral Agent under this Section 20.4 may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 21.”

(c) Subsection (b)(ii)(I) of Section 22.2 of the Deed of Trust is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(I) stating the amount required to be deducted under clause (a) of the definition of Property Additions and the amounts elected to be added under clause (b) of the definition of Property Additions in respect of Funded Property retired by Grantor;”

(d) Subsection (b)(v) of Section 22.2 of the Deed of Trust is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(v) an Opinion of Counsel to the effect that: (A) this Deed of Trust constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a Lien on all the Property Additions to be made the basis of securing such Additional Obligations, subject to no Liens thereon prior to the Lien of this Deed of Trust other than Permitted Liens; and (B) Grantor has corporate authority to operate such Property Additions; and”

3. Ratification. Except as expressly set forth herein, this Amendment shall not alter, amend, modify or otherwise affect the terms, provisions and conditions of the Deed of Trust, and Grantor hereby ratifies, confirms and agrees that the Deed of Trust and all liens, security interests, assignments, powers, indemnities, waivers and other rights created for Collateral Agent’s benefit thereunder, including, without limitation, the lien created by the Deed of Trust, as amended by this Amendment, shall continue to secure, in the same manner, in the same priority and to the same extent set forth therein, the payment and performance of the Obligations, and all of same are hereby renewed, extended, carried forward, ratified and confirmed and shall be deemed for all purposes in full force and effect.

4. No Waiver. The execution and/or acceptance of this Amendment by Grantor shall not be deemed or construed as: (a) a novation or an accord and satisfaction of any of Grantor’s duties, obligations and liabilities contained in the Deed of Trust, as amended; (b) a waiver, modification, restriction or limitation of any and all of the Collateral Agent’s rights and benefits arising under the Deed of Trust by operation of law, or otherwise, to demand full, complete and strict performance of the duties, obligations and liabilities contained in the Deed of Trust, as amended; or (c) an obligation of the Collateral Agent to grant Grantor any future or further modification, renewal, extension and/or amendment to the Deed of Trust, as amended hereby.

5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts with the same effect as if the signature thereto and hereto were upon the same instrument, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Severability. In the event any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

7. Entire Agreement. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to the subject matter hereof not expressly set forth or referred to herein or therein.

8. Further Amendment. Neither this Amendment nor any terms hereof may be amended, supplemented or modified except by a written instrument executed by the parties in accordance with the terms and conditions of the Deed of Trust. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. Authority. Grantor and the representative thereof executing this Amendment on its behalf, each represents that such representative has full power, authority and legal right to execute and deliver this Amendment and that the same constitutes a valid and binding obligation of Grantor.

10. Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Grantor.

11. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, except that Grantor expressly acknowledges that all of the rights, benefits, privileges, immunities and obligations of the Collateral Agent under this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

This Amendment has been duly executed by Grantor as of the date first above written and is intended to be effective as of such date.

ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company

By:	/s/ John M. Casey
John M. Casey Vice President – Treasurer

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me this 10th day of November 2011, by John M. Casey, Vice President – Treasurer of ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ Tonya Leigh Hunt
Notary Public in and for the State of Texas

This Amendment has been duly executed by Collateral Agent as of the date first above written and is intended to be effective as of such date.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Collateral Agent

By:	/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos, Vice President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me this 10th day of November 2011, by Julie Hoffman-Ramos, a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, on behalf of said national banking association.

/s/ Gloria I. Acuzena
Notary Public in and for the State of Texas